                                                                    Exhibit 11.1


                               Computation of Earnings per Share


                                                    Three months ended                Six months ended
                                                 May 4,            May 3,         May 4,            May 3,
                                               ---------------------------       ---------------------------
                                                  1997             1998            1997              1998
                                               ----------       ----------       ----------       ----------
Basic net earning per share:

   Weighted average common shares
    outstanding during the period               7,685,512        7,781,254        7,663,029        7,777,604
                                               ==========       ==========       ==========       ==========

   Net earnings for the period-unaudited       $2,462,186       $4,047,874       $4,376,315       $7,434,852
                                               ----------       ----------       ----------       ----------

   Basic net earnings per share                $      .32       $      .52       $      .57       $      .96
                                               ==========       ==========       ==========       ==========


Diluted net earnings per share:

   Weighted average common shares
   outstanding during the period                7,679,512        7,781,254        7,655,075        7,777,604

   Common stock equivalents                       102,681          303,450           92,562          275,282
                                               ----------       ----------       ----------       ----------

                                                7,782,193        8,084,704        7,747,637        8,052,886
                                               ==========       ==========       ==========       ==========

   Net earnings for the period-unaudited       $2,462,186       $4,047,874       $4,376,315       $7,434,852
                                               ==========       ==========       ==========       ==========

   Diluted net earnings per share              $      .32       $      .50       $      .56       $      .92
                                               ==========       ==========       ==========       ==========